Frontier Airlines Reports Profitable Results for the Second Quarter of 2022 on a 43% Increase in Revenue over 2019
DENVER - July 27, 2022 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported its financial results for the second quarter of 2022 and issued guidance for the third quarter and full year 2022.
Total operating revenue for the second quarter of 2022 was $909 million, 43 percent higher than the corresponding pre-COVID quarter in 2019. Ancillary revenue per passenger during the quarter was a record $74.96, 33 percent higher than the corresponding quarter in 2019, contributing to a 29 percent increase in revenue per available seat mile ("RASM"). The strong revenue performance materially offset the impact of high fuel prices, which averaged $4.41 per gallon, lower planned utilization and stage, and other cost inflation. Net income for the quarter was $13 million and adjusted (non-GAAP) net income was $20 million. Earnings before taxes for the quarter were $8 million, while adjusted (non-GAAP) earnings before taxes were $25 million, reflecting an adjusted pre-tax margin of three percent.
Looking forward to the third quarter, the Company expects record revenue with RASM growth of over 20 percent compared to the third quarter of 2019. Third quarter capacity is anticipated to grow 8 to 10 percent versus the corresponding quarter in 2019, with full-year capacity expected to grow 12 to 15 percent versus 2019. Adjusted pre-tax margin is expected to be between 1 and 5 percent (on a non-GAAP basis before transaction and merger-related costs and other special items).
"Results this quarter reflected exceptionally strong demand for affordable airline travel as we realized record revenue growth compared to any pre-pandemic quarter and record high ancillary revenue of $75 per passenger, both of which contributed to Frontier's first profitable quarter on an adjusted basis in over two years," said Barry Biffle, Frontier's president and CEO. "The demand environment is strong going into the third quarter, and we continue to focus on generating profitable growth in the business for the balance of 2022 and beyond. I'm also very proud of Team Frontier, which has achieved strong operational performance with a 99 percent completion factor for the month of June and over 99 percent for the Fourth of July holiday week."
Frontier's cost per available seat mile excluding fuel ("CASM-ex") in the second quarter continued to be temporarily elevated due to lower planned utilization and average stage length, among other factors. CASM-ex is expected to trend down as the airline increases utilization and average stage length as the year progresses. In addition, the introduction of the A321neo aircraft in the second half of 2022 is expected to further advance Frontier's structural fuel advantage and accelerate the trend to higher average seats per departure, driving additional cost efficiency versus other industry carriers.

The following is a summary of select financial results for the second quarter of 2022, including both GAAP and adjusted (non-GAAP) metrics. Refer to “Reconciliations of Non-GAAP Financial Information” in the appendix of this release.

(unaudited, in millions, except for percentages)
	Three Months Ended June 30,
	2022		2021		2019
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$909	$909	$550	$550	$637	$637
Total operating expenses	$902	$885	$532	$613	$536	$538
Pre-tax income (loss)	$8	$25	$14	$(65)	$105	$103
Pre-tax income (loss) margin	1%	3%	3%	(12)%	16%	16%
Net income (loss)	$13	$20	$19	$(50)	$81	$79
Second Quarter 2022 Highlights:
•Achieved total operating revenues of $909 million, 43 percent higher than the corresponding quarter in 2019
•Generated a record $75 of ancillary revenue per passenger during the second quarter of 2022, 33 percent higher than the corresponding quarter in 2019
•Ended the second quarter of 2022 with $766 million of unrestricted cash and cash equivalents
•Increased PDP Financing Facility from $200 million to $280 million
•Three A320neo aircraft joined the fleet, bringing the total fleet size to 114 aircraft and increasing the proportion of the more fuel-efficient A320neo family aircraft to 68 percent of the fleet as of June 30, 2022
•Operated the most fuel-efficient fleet of all major U.S. carriers when measured by available seat miles ("ASMs") per fuel gallon consumed, generating 100 ASMs per gallon during the second quarter of 2022, three percent higher than the corresponding pre-COVID quarter in 2019
•Expanded service in Las Vegas, Buffalo, Baltimore, Hartford, Houston, Kansas City, Tampa, Cancun, Montego Bay and San Juan
Cash and Liquidity
Frontier ended the second quarter of 2022 with $766 million of unrestricted cash and cash equivalents. Additionally, the Company is able to access substantial liquidity, if desired, through its co-brand credit card program and related brand assets based on similar debt financings by other airlines.
As previously announced, on June 30, 2022, in connection with the financing of pre-delivery payments for certain aircraft the Company has on order, Frontier entered into an Amended and Restated Credit Agreement whereby, among other things, lender commitments under the facility increased from $200 million to $280 million.
Revenue Performance
Total GAAP operating revenue for the second quarter of 2022 was $909 million, 43 percent higher than the corresponding quarter in 2019, with total operating revenue per passenger of $139.40, 24 percent higher than the corresponding quarter in 2019. Ancillary revenue per passenger during the quarter was a record $74.96, 33 percent higher than the corresponding quarter in 2019, contributing to a 29 percent increase in RASM.
Capacity during the second quarter of 2022 was 7,594 million ASMs, which was 10 percent higher than the corresponding pre-COVID quarter in 2019. Average aircraft in service was 29 percent higher during the second quarter of 2022 compared to the corresponding quarter in 2019. Average daily aircraft utilization was 10.9 hours per day in the second quarter of 2022, below the corresponding quarter in 2019 due to impacts related to the pandemic recovery, severe weather disruptions and air traffic control limitations. The fleet operated at an 84.1 percent load factor during the second quarter, an improvement of 10 percentage points over the prior quarter.

Cost Performance
Total operating expenses for the second quarter of 2022 were $902 million, including $9 million of transaction and merger-related costs related to the Company's proposed combination with Spirit Airlines, $1 million of costs related to a one-time contract ratification incentive for the Company's aircraft technicians and a $7 million asset impairment. Excluding these items, adjusted total operating expense was $885 million, including $335 million of fuel expenses at an average cost of $4.41 per gallon. Adjusted total operating expenses (excluding fuel) were $550 million.

On a unit basis, the cost per available seat mile ("CASM") was 11.87 cents in the second quarter compared to 7.80 cents in the second quarter of 2019, while Adjusted CASM, excluding fuel, was 7.24 cents compared to 5.47 cents in the second quarter of 2019. The increase in Adjusted CASM, excluding fuel, was driven by lower average daily aircraft utilization, lower average stage length, labor cost inflation and the timing of aircraft returns and deliveries. Adjusted CASM, excluding fuel, is expected to improve as the year progresses as utilization continues to normalize to pre-pandemic levels, stage length increases and cost management efforts further advance, including the introduction of the A321neo aircraft.

Fleet
As of June 30, 2022, Frontier had a fleet of 114 Airbus single-aisle aircraft, consisting of 78 A320neos, 15 A320ceos and 21 A321ceos. All aircraft in the fleet are financed with operating leases that expire between 2022 and 2034. Frontier’s fleet is the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed, generating 100 ASMs per gallon during the second quarter of 2022, three percent more than the corresponding pre-COVID quarter in 2019.
Frontier took delivery of three A320neo aircraft during the quarter and has four planned aircraft deliveries during the third quarter of 2022 and eight during the fourth quarter of 2022.
As of June 30, 2022, the Company had commitments to purchase an additional 229 aircraft to be delivered through 2029, including 71 A320neo aircraft and 158 A321neo aircraft. The introduction of the A321neo aircraft in the second half of 2022 is expected to advance Frontier's structural fuel cost advantage and further the trend to higher average seats per departure, leading to improved cost efficiency versus industry carriers.
Frontier-Spirit Merger Agreement Termination
On July 27, 2022, Frontier and Spirit mutually terminated the Merger Agreement. Accordingly, Spirit is obligated to reimburse $25 million of Frontier's incurred merger-related costs.
In the event Spirit enters into an acquisition agreement in the next twelve months with another acquiror and it subsequently consummates the transaction, Frontier will be owed an additional $69 million, as provided for in the Merger Agreement.
In a separate release issued today, Frontier highlighted its strong foundation and significant growth opportunities ahead as a standalone company. The release is available on the Investor Relations section of the Company’s website at http://ir.flyfrontier.com.

Forward Guidance
The third quarter and full year 2022 guidance provided below is based on the Company's current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company's reports on file with the SEC. Frontier undertakes no duty to update any forward-looking statements or estimates. Further, this guidance is for Frontier on a stand-alone basis and excludes transaction and merger-related costs and other special items.
Looking forward to the balance of 2022, management remains focused on profitable growth. Adjusted pre-tax margin in the third quarter is expected to range between 1 and 5 percent, with capacity anticipated to grow by 8 to 10 percent in the third quarter compared to the corresponding 2019 quarter. RASM is expected to improve by over 20 percent in the third quarter versus the corresponding 2019 quarter, bolstered by continued strength in ancillary revenue per passenger. Fuel costs are anticipated to be between $3.75 to $3.80 per gallon based upon the blended jet fuel curve on July 22, 2022 and adjusted total operating expenses (excluding fuel) are expected to be between $565 to $585 million in the third quarter. The benefit from the anticipated strength in demand for the balance of the year is expected to offset the forecast fuel prices resulting in the expectation of pre-tax profitability for the third quarter, excluding special items. The expectation is to expand adjusted pre-tax margins in the fourth quarter and beyond. The current forward guidance estimates are presented in the table below.

Third Quarter
2022(a)
Capacity growth (versus 3Q 2019)(b)	8% to 10%
Adjusted total operating expenses (excluding fuel) ($ millions)(c)	$565 to $585
Average fuel cost per gallon(d)	$3.75 to $3.80
Effective tax rate	24%
Adjusted pre-tax margin	1% to 5%

Full Year
2022(a)
Capacity (versus 2019)(b)	12% to 15%
Adjusted total operating expenses (excluding fuel) ($ millions)(c)	$2,215 to $2,255
Average fuel cost per gallon(d)	$3.60 to $3.70
Effective tax rate	24%
Pre-delivery deposits, net of refunds – year over year change ($ millions)	$110
Other capital expenditures ($ millions)(e)	$110 to $130
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(a)Includes guidance on certain non-GAAP measures, including Adjusted total operating expenses (excluding fuel) and Adjusted pre-tax margin, and which excludes, among other things, transaction and merger-related costs and other special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)The Company's guidance is based on its expectation that demand will continue to recover to more normalized levels as 2022 progresses; the Company will monitor and adjust capacity levels as appropriate. Given the dynamic nature of the current demand environment, including any impact from COVID-19 variants, the actual capacity adjustments made by the Company may be different than what is currently expected, and those differences may be material.
(c)Amount estimated excludes fuel expense and special items, the latter of which are not estimable at this time. The amount takes into consideration the additional expected capacity and the Company's continued investment in the recovery.
(d)Estimated fuel cost per gallon is based upon the blended jet fuel curve on July 22, 2022 and is inclusive of estimated fuel taxes and into-plane fuel costs.
(e)Other capital expenditures estimate includes capitalized heavy maintenance.
Investor Conference Call
Frontier’s quarterly earnings conference call is scheduled to be held today, July 27, 2022, at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company's website at https://ir.flyfrontier.com/news-and-events/events. For those unavailable for the live webcast, the call will be archived and available for at least 30 days on the investor relations section of the Company's website.

About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the Company operates more than 110 A320 family aircraft and has among the largest A320neo family fleet in the U.S. The use of these aircraft and Frontier’s seating configuration, weight-saving tactics and baggage process have all contributed to Frontier’s continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the Company’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the potential future impacts of the COVID-19 pandemic, including any future variants or subvariants of the virus, and possible outbreaks of another disease or similar public health threat in the future, on the Company’s business, operating results, financial condition, liquidity and near-term and long-term strategic operating plan, including possible additional adverse impacts resulting from the duration and spread of the pandemic; unfavorable economic and political conditions in the states where the Company operates and globally; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the recent conflict between Russia and Ukraine; the Company's reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company's relationships with these providers or their provision of services; adverse publicity; and/or harm to the Company's brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners, or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company's network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company's reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company's operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company's failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the

Company's inability to accept or integrate new aircraft into the Company's fleet as planned; the impacts of the Company's significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company's financial condition and business; failure to comply with the covenants in the Company's financing agreements or failure to comply with financial and other covenants governing the Company's other debt; changes in, or failure to retain, the Company's senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned "Risk Factors" in the Company's reports and other documents filed with the SEC, including the Company's Quarterly Report on Form 10-Q being filed at or around the date hereof.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except for per share data)

	Three Months Ended June 30,			Percent Change		Six Months Ended June 30,			Percent Change
	2022	2021	2019	2022 vs. 2021	2022 vs. 2019	2022	2021	2019	2022 vs. 2021	2022 vs. 2019
Operating revenues:
Passenger	$890	$536	$622	66%	43%	$1,478	$798	$1,155	85%	28%
Other	19	14	15	36%	27%	36	23	29	57%	24%
Total operating revenues	909	550	637	65%	43%	1,514	821	1,184	84%	28%

Operating expenses:
Aircraft fuel	335	139	163	141%	106%	550	223	304	147%	81%
Salaries, wages and benefits	174	154	121	13%	44%	346	293	265	18%	31%
Aircraft rent	133	133	92	—%	45%	261	271	174	(4)%	50%
Station operations	120	107	86	12%	40%	225	177	161	27%	40%
Sales and marketing	46	30	33	53%	39%	78	47	60	66%	30%
Maintenance materials and repairs	31	27	20	15%	55%	65	53	36	23%	81%
Depreciation and amortization	15	10	12	50%	25%	28	18	25	56%	12%
CARES Act credits	—	(87)	—	N/M	N/M	—	(223)	—	N/M	N/M
Transaction and merger-related costs	9	—	—	N/M	N/M	20	—	—	N/M	N/M
Other operating	39	19	9	105%	333%	87	36	27	142%	222%
Total operating expenses	902	532	536	70%	68%	1,660	895	1,052	85%	58%
Operating income (loss)	7	18	101	(61)%	(93)%	(146)	(74)	132	97%	N/M
Other income (expense):
Interest expense	(3)	(5)	(3)	(40)%	—%	(12)	(27)	(6)	(56)%	100%
Capitalized interest	2	1	3	100%	(33)%	3	2	6	50%	(50)%
Interest income and other	2	—	4	N/M	(50)%	2	—	8	N/M	(75)%
Total other income (expense)	1	(4)	4	N/M	(75)%	(7)	(25)	8	(72)%	N/M
Income (loss) before income taxes	8	14	105	(43)%	(92)%	(153)	(99)	140	55%	N/M
Income tax expense (benefit)	(5)	(5)	24	—%	N/M	(45)	(27)	32	67%	N/M
Net income (loss)	$13	$19	$81	(32)%	(84)%	$(108)	$(72)	$108	50%	N/M
Earnings (loss) per share:
Basic (a)	$0.06	$0.08	$0.37	(25)%	(84)%	$(0.49)	$(0.35)	$0.51	40%	N/M
Diluted (a)	$0.06	$0.08	$0.37	(25)%	(84)%	$(0.49)	$(0.35)	$0.51	40%	N/M

Weighted average shares outstanding:
Basic (a)	218	214	199	2%	10%	217	207	199	5%	9%
Diluted (a)	219	216	200	1%	10%	217	207	200	5%	9%
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(a)Share amounts included in the basic and diluted earnings (loss) per share calculations for 2022 and 2021, as reflected in the condensed consolidated statements of operations, include the impact of the 15 million shares issued and sold by the Company as part of its initial public offering that closed on April 6, 2021. Additionally, in periods of net income, the dilutive impact of the 3.1 million warrants outstanding relating to CARES Act funding, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations.
In addition, most of the Company's 7.5 million outstanding options are participating securities and are therefore not expected to be part of the Company's diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company's earnings per share calculation as they are eligible to participate in the Company's earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)

	Three Months Ended June 30,			Percent Change		Six Months Ended June 30,			Percent Change
	2022	2021	2019	2022 vs. 2021	2022 vs. 2019	2022	2021	2019	2022 vs. 2021	2022 vs. 2019
Available seat miles (ASMs) (millions)	7,594	6,934	6,877	10%	10%	15,036	11,526	13,097	30%	15%
Departures	40,829	37,126	33,799	10%	21%	79,413	61,535	63,370	29%	25%
Average stage length (statute miles)	960	966	1,050	(1)%	(9)%	977	969	1,069	1%	(9)%
Block hours	109,074	98,150	95,191	11%	15%	215,611	162,617	180,964	33%	19%
Average aircraft in service	110	107	85	3%	29%	110	102	84	8%	31%
Aircraft – end of period	114	109	91	5%	25%	114	109	91	5%	25%
Average daily aircraft utilization (hours)	10.9	10.1	12.3	8%	(11)%	10.8	8.8	12.0	23%	(10)%
Passengers (thousands)	6,518	5,602	5,692	16%	15%	11,946	8,855	10,576	35%	13%
Average seats per departure	193	193	192	—%	1%	193	193	192	—%	1%
Revenue passenger miles (RPMs) (millions)	6,388	5,544	6,048	15%	6%	11,912	8,755	11,392	36%	5%
Load Factor (%)	84.1%	80.0%	87.9%	4.1 pts	(3.8) pts	79.2%	76.0%	87.0%	3.2 pts	(7.8) pts
Fare revenue per passenger ($)	64.44	38.07	55.52	69%	16%	54.33	35.41	55.05	53%	(1)%
Non-fare passenger revenue per passenger ($)	72.01	57.52	53.76	25%	34%	69.36	54.67	54.17	27%	28%
Other revenue per passenger ($)	2.95	2.47	2.76	19%	7%	3.02	2.59	2.76	17%	9%
Total revenue per passenger ($)	139.40	98.06	112.04	42%	24%	126.71	92.67	111.98	37%	13%
Total revenue per available seat mile (RASM) (¢)	11.97	7.92	9.27	51%	29%	10.07	7.12	9.04	41%	11%
Cost per available seat mile (CASM) (¢)	11.87	7.68	7.80	55%	52%	11.04	7.76	8.04	42%	37%
CASM (excluding fuel) (¢)	7.46	5.67	5.44	32%	37%	7.38	5.83	5.72	27%	29%
CASM + net interest (¢)	11.87	7.73	7.75	54%	53%	11.09	7.98	7.98	39%	39%
Adjusted CASM (¢)	11.65	8.85	7.83	32%	49%	10.85	9.62	7.80	13%	39%
Adjusted CASM (excluding fuel) (¢)	7.24	6.84	5.47	6%	32%	7.19	7.68	5.49	(6)%	31%
Adjusted CASM + net interest (¢)	11.64	8.87	7.78	31%	50%	10.85	9.64	7.74	13%	40%
Fuel cost per gallon ($)	4.41	2.03	2.29	117%	93%	3.72	1.97	2.25	89%	65%
Fuel gallons consumed (thousands)	76,000	68,564	70,811	11%	7%	147,993	113,065	134,876	31%	10%
Employees (FTE)	5,712	5,154	4,582	11%	25%	5,712	5,154	4,582	11%	25%

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	2019	2022	2021	2019
Net income (loss), as reported	$13	$19	$81	$(108)	$(72)	$108

Non-GAAP Adjustments:
Aircraft Rent
Early lease termination costs(a)	—	5	—	—	9	—
Salaries, wages and benefits
Collective bargaining contract ratification(b)	1	—	—	1	—	18
Pilot phantom equity(c)	—	—	(7)	—	—	8
Flight attendant early out program(d)	—	—	5	—	—	5
Depreciation and amortization
Asset impairment(e)	7	—	—	7	—	—
Early lease termination costs(a)	—	1	—	—	1	—
Other operating expenses
Transaction and merger-related costs(f)	9	—	—	20	—	—
CARES Act – grant recognition and employee retention credits(g)	—	(87)	—	—	(223)	—
Interest expense
CARES Act – write-off of deferred financing costs due to paydown of loan(h)	—	—	—	7	—	—
CARES Act – mark to market impact for warrants(i)	—	2	—	—	22	—
Pre-tax impact	17	(79)	(2)	35	(191)	31

Tax benefit (expense) related to non-GAAP adjustments(j)	(10)	10	—	(16)	40	(8)
Net income (loss) impact	7	(69)	(2)	19	(151)	23

Adjusted net income (loss), non-GAAP(k)	$20	$(50)	$79	$(89)	$(223)	$131

Income (loss) before income taxes, as reported	$8	$14	$105	$(153)	$(99)	$140
Pre-tax impact	17	(79)	(2)	35	(191)	31
Adjusted pre-tax income (loss), non-GAAP(k)	$25	$(65)	$103	$(118)	$(290)	$171

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(a)As a result of an early termination and buyout agreement executed in May 2021 with one of the Company’s lessors, Frontier was able to accelerate the removal of the remaining four A319 aircraft from its fleet. These aircraft were originally scheduled to return in December 2021 and were instead returned during the second and third quarters of 2021. The Company incurred $5 million and $9 million in aircraft rent costs during the three and six months ended June 30, 2021, respectively, and $1 million depreciation costs during each of the three and six months ended June 30, 2021 relating to the acceleration and resulting changes to its lease return obligations.
(b)Represents (i) $1 million of costs related to a one-time incentive bonus and related payroll adjustments resulting from the May 2022 contract ratification with IBT, the union representing the Company's aircraft technicians and (ii) $18 million of costs related to a one-time contract ratification incentive plus payroll-related taxes and certain other compensation and benefits-related accruals earned through March 31, 2019 and committed to by the Company as part of a tentative agreement with the union representing the Company's flight attendants that was reached in March 2019 for a contract that was ratified and became effective in May 2019.
(c)Represents the impact of the change in value and vesting of phantom equity units pursuant to the Pilot Phantom Equity Plan. In accordance with the amended and restated phantom equity agreement, the remaining phantom equity obligation became fixed as of December 31, 2019 and is no longer subject to valuation adjustments.
(d)Represents expenses associated with an early out program agreed to in 2019 with the Company's flight attendants, payable throughout 2019, 2020 and 2021.
(e)Represents a write-off of capitalized software development costs as a result of a termination of a vendor arrangement.
(f)Represents $4 million and $12 million in transaction costs, including banking, legal and accounting fees during the three and six months ended June 30, 2022, respectively, and $5 million and $8 million, respectively, in employee retention costs incurred in connection with the proposed merger with Spirit Airlines.
(g)Represents the recognition of $81 million and $206 million of grant funding received from the U.S. government for payroll support pursuant to the second and third Payroll Support Program during the three and six months ended June 30, 2021, respectively, in addition to $6 million and $17 million, respectively, in employee retention credits the Company qualified for under the CARES Act.
(h)On February 2, 2022, the Company repaid the Treasury Loan which resulted in a one-time write-off of the remaining $7 million in debt acquisition costs. This amount is a component of interest expense.
(i)Represents the mark to market adjustment to the value of the warrants issued as part of the funding provided under the CARES Act. This amount is a component of interest expense. As a result of the Company's initial public offering and the resulting reclassification of warrants from liability based awards to equity based awards, as of April 6, 2021, the Company no longer uses mark to market accounting for the warrants.
(j)Represents the tax impact of the non-GAAP adjustments, taking into consideration the non-deductibility of the warrant mark to market adjustments in 2021 for tax purposes.
(k)Adjusted net income (loss) and Adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes it is a useful indicator of its operating performance. Derivations of net income (loss) are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and Adjusted pre-tax income (loss) have limitations as an analytical tool. Adjusted net income (loss) and Adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company's ongoing operations and does not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted net income (loss) and Adjusted pre-tax income (loss) differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted net income (loss) and Adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of Adjusted net income (loss) and Adjusted pre-tax income (loss) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted net income (loss) and Adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted net income (loss) and Adjusted pre-tax income (loss) have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	2019	2022	2021	2019
Total operating expenses, as reported(a)	$902	$532	$536	$1,660	$895	$1,052
Transaction and merger-related costs	(9)	—	—	(20)	—	—
Asset impairment	(7)	—	—	(7)	—	—
Collective bargaining contract ratification	(1)	—	—	(1)	—	(18)
Early lease termination costs	—	(6)	—	—	(10)	—
CARES Act – grant recognition and employee retention credits	—	87	—	—	223	—
Pilot phantom equity	—	—	7	—	—	(8)
Flight attendant early out program	—	—	(5)	—	—	(5)
Adjusted total operating expenses, non-GAAP(b)	885	613	538	1,632	1,108	1,021
Aircraft fuel	(335)	(139)	(163)	(550)	(223)	(304)
Adjusted total operating expenses (excluding fuel), non-GAAP(b)	$550	$474	$375	$1,082	$885	$717

Total operating expenses, as reported	$902	$532	$536	$1,660	$895	$1,052
Aircraft fuel	(335)	(139)	(163)	(550)	(223)	(304)
Total operating expenses (excluding fuel)	$567	$393	$373	$1,110	$672	$748
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.

(b)Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry.
Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted total operating expenses and Adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of EBITDA and EBITDAR to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	2019	2022	2021	2019

EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR reconciliation (unaudited):
Net income (loss)	$13	$19	$81	$(108)	$(72)	$108
Plus (minus):
Interest expense	3	5	3	12	27	6
Capitalized interest	(2)	(1)	(3)	(3)	(2)	(6)
Interest income and other	(2)	—	(4)	(2)	—	(8)
Income tax expense (benefit)	(5)	(5)	24	(45)	(27)	32
Depreciation and amortization	15	10	12	28	18	25
EBITDA	22	28	113	(118)	(56)	157
Plus: Aircraft rent	133	133	92	261	271	174
EBITDAR	$155	$161	$205	$143	$215	$331

EBITDA	$22	$28	$113	$(118)	$(56)	$157
Plus (minus)(a):
Transaction and merger-related costs	9	—	—	20	—	—
Collective bargaining contract ratification	1	—	—	1	—	18
Early lease termination costs	—	5	—	—	9	—
CARES Act – grant recognition and employee retention credits	—	(87)	—	—	(223)	—
Pilot phantom equity	—	—	(7)	—	—	8
Flight attendant early out program	—	—	5	—	—	5
Adjusted EBITDA(b)	32	(54)	111	(97)	(270)	188
Plus: Aircraft rent(c)	133	128	92	261	262	174
Adjusted EBITDAR(d)	$165	$74	$203	$164	$(8)	$362
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(b)EBITDA and Adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company's management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's indebtedness or possible cash requirements related to its warrants; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and other companies in the airline industry may calculate EBITDA and Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and Adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including Adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and Adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(c)Represents aircraft rent expense included in Adjusted EBITDA. Excludes aircraft rent expense of $5 million and $9 million for the three and six months ended June 30, 2021 for costs incurred due to the early termination of the Company's A319 leased aircraft. See footnote (a) under the caption “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)”.
(d)EBITDAR and Adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolates the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and Adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and Adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and Adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of CASM to Adjusted CASM (excluding fuel) and Adjusted CASM including net interest
(unaudited)

	Three Months Ended June 30,
	2022		2021		2019
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		11.87		7.68		7.80
Aircraft fuel	(335)	(4.41)	(139)	(2.01)	(163)	(2.36)
CASM (excluding fuel)		7.46		5.67		5.44
Transaction and merger-related costs	(9)	(0.12)	—	—	—	—
Asset impairment	(7)	(0.09)	—	—	—	—
Collective bargaining contract ratification	(1)	(0.01)	—	—	—	—
Early lease termination costs	—	—	(6)	(0.08)	—	—
CARES Act – grant recognition and employee retention credits	—	—	87	1.25	—	—
Pilot phantom equity	—	—	—	—	7	0.10
Flight attendant early out program	—	—	—	—	(5)	(0.07)
Adjusted CASM (excluding fuel)(c)		7.24		6.84		5.47
Aircraft fuel	335	4.41	139	2.01	163	2.36
Adjusted CASM		11.65		8.85		7.83
Net interest expense (income)	(1)	(0.01)	4	0.05	(4)	(0.05)
CARES Act – mark to market impact for warrants	—	—	(2)	(0.03)	—	—
Adjusted CASM + net interest(d)		11.64		8.87		7.78

CASM		11.87		7.68		7.80
Net interest expense (income)	(1)	—	4	0.05	(4)	(0.05)
CASM + net interest		11.87		7.73		7.75
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(a)Cost per ASM figures may not recalculate due to rounding
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)" above for discussion on adjusting items.
(c)Adjusted CASM (excluding fuel) is included as a supplemental disclosure because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company's non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. Adjusted CASM (excluding fuel) is not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM including net interest is included as a supplemental disclosure because the Company believes it is a useful metric to properly compare the Company's cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of CASM to Adjusted CASM (excluding fuel) and Adjusted CASM including net interest
(unaudited)

	Six Months Ended June 30,
	2022		2021		2019
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		11.04		7.76		8.04
Aircraft fuel	(550)	(3.66)	(223)	(1.93)	(304)	(2.32)
CASM (excluding fuel)		7.38		5.83		5.72
Transaction and merger-related costs	(20)	(0.13)	—	—	—	—
Asset impairment	(7)	(0.05)	—	—	—	—
Collective bargaining contract ratification	(1)	(0.01)	—	—	(18)	(0.14)
Early lease termination costs	—	—	(10)	(0.08)	—	—
Cares Act – grant recognition and employee retention credits	—	—	223	1.93	—	—
Pilot phantom equity	—	—	—	—	(8)	(0.06)
Flight attendant early out program	—	—	—	—	(5)	(0.03)
Adjusted CASM (excluding fuel)		7.19		7.68		5.49
Aircraft fuel	550	3.66	223	1.94	304	2.31
Adjusted CASM		10.85		9.62		7.80
Net interest expense (income)	7	0.05	25	0.22	(8)	(0.06)
CARES Act – write-off of deferred financing costs due to paydown of loan	(7)	(0.05)	—	—	—	—
CARES Act – mark to market impact for warrants	—	—	(22)	(0.20)	—	—
Adjusted CASM + net interest		10.85		9.64		7.74

CASM		11.04		7.76		8.04
Net interest expense (income)	7	0.05	25	0.22	(8)	(0.06)
CASM + net interest		11.09		7.98		7.98
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(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
Contacts:
Jennifer F. de la Cruz, Corporate Communications
Email: JenniferF.Delacruz@flyfrontier.com Phone: 720.374.4207
David Erdman, Investor Relations
Email: David.Erdman@flyfrontier.com Phone: 720.798.5886